United States
Securities and Exchange Commission
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  June 29, 2006

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095
(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the delay in the filing of the Company’s 2005 Form 10-K and Proxy Statement with the Securities and Exchange Commission (“SEC”), the Company could not make certain disclosures required to be made in those filings under Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual as more fully discussed below. The NYSE has consented to extend the deadline to file the Company’s 2005 Form 10-K to June 30, 2006, which would include the required NYSE corporate governance disclosures. The NYSE has advised the Company that it could provide the required corporate governance disclosures through the filing of this Current Report on Form 8-K.

The Chief Executive Officer of the Company, Richard D. Ellison (prior to his retirement on January 1, 2006) certified to the NYSE in the Annual CEO Certification to the 2005 Annual Written Affirmation filing on December 29, 2005 that he was not aware of any violation of the NYSE corporate governance listing standards by the Company other than with respect to items disclosed in Exhibit H to the filing. Exhibit H to the 2005 Annual Written Affirmation disclosed that the Company had not yet filed its 2005 Annual Report on Form 10-K and proxy statement and was, therefore out of compliance with certain disclosure standards of the NYSE. The Company will file as an exhibit to its 2005 Form 10-K the Sarbanes-Oxley Act Section 302 certification regarding the quality of the Company’s public disclosure. Mr. Ellison also certified that the certification for fiscal 2004 had been submitted to the NYSE, and no qualifications were necessary to that certification. In addition, the Company filed as an Exhibit to its 2004 Form 10-K the Sarbanes-Oxley Act Section 302 certification regarding the quality of the Company’s public disclosure.

The NYSE Listed Company Manual requires NYSE-listed companies to make certain corporate governance disclosures in their annual reports on Form 10-K and proxy statements. In particular, Section 303A of the NYSE Listed Company Manual requires companies to:

•                  Provide the basis for the board’s determination that an individual director’s relationship with the company is not material, disclose any categorical standards of independence, and explain the basis for its determination as to the independence of each director;

•                  Identify the non-management director who presides at all regularly scheduled executive sessions of the non-management members of the board of directors;

•                  Disclose a method by which interested parties may communicate directly with the presiding director or the non-management directors as a group;

•                  Disclose the availability of such company’s charters for the board’s nominating/corporate governance, compensation and audit committees, as well as the code of business conduct and corporate governance guidelines, on its website and in print upon shareholder request; and

•                  Disclose that (i) such company’s chief executive officer and chief financial officer have filed the certifications required by Section 302 of the Sarbanes-Oxley Act with the company’s most recently filed annual report on Form 10-K, and (ii) such company’s chief executive officer has certified to the NYSE that he is not aware of any violation of the NYSE corporate governance listing standards by the company.

The Company intends to provide the following disclosures in its 2005 Form 10-K to be distributed to shareholders in substantially the form presented below.

Independence of Directors

The directors, which are listed below, are “independent” under Section 303A.02 of the NYSE Listed Company Manual. The Board has determined that no material relationship exists between any of these directors and the Company.

Friedrich K. Bohm
Stephen M. Duff
Edward G. Jepsen
Edward W. Large, Esq.
John M.F. MacDonald
J. Jeffrey McNealey, Esq.

Presiding Director for Executive Sessions and Communication with Non-Management Directors

Mr. J. Jeffrey McNealey is the director who presides over the regularly scheduled executive sessions of the non-management directors.

Interested parties may communicate with the presiding director or the non-management directors as a group by sending written communications addressed to the presiding director to: TRC Companies, Inc., 21 Griffin Road North, Windsor, Connecticut, 06095, Attention:  Corporate Secretary.

Committee Charters, Code of Business Conduct and Corporate Governance Guidelines

The Company’s Board of Directors has Nominating/Corporate Governance, Compensation and Audit Committees which are governed by Charters which have been adopted by the Board of Directors and are available on the Company’s website at www.TRCsolutions.com.

The Company has adopted a Business Code of Conduct and Ethics applicable to its principal executive officer, principal financial officer, principal accounting officer or controller, or other persons performing similar functions (“Business Code of Conduct for Senior Financial Officers”). The Business Code of Conduct for Senior Financial Officers is available on the Company’s website at www.TRCsolutions.com.

The Company has also adopted a Business Code of Conduct and Ethics applicable to all employees (“Business Code of Conduct”). Members of the Board of Directors must comply with this code. Any member of the Board of Directors who is also a senior financial officer must also comply with the Business Code of Conduct for Senior Financial Officers. The Business Code of Conduct is available on the Company’s website at www.TRCsolutions.com.

The Corporate Governance Guidelines, which have been adopted by the Board of Directors, are available on the Company’s website at www.TRCsolutions.com.

The Board Committee Charters, Corporate Governance Guidelines and both codes of conduct are also available in print to any shareholder who requests them by mailing a request to: TRC Companies, Inc., 21 Griffin Road North, Windsor, Connecticut, 06095.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2006	TRC Companies, Inc.

	By:	/s/ Carl d. Paschetag, Jr.
Carl d. Paschetag, Jr.
Senior Vice President and Chief Financial Officer